SCHEDULE 14A

			   SCHEDULE 14A INFORMATION

		   Proxy Statement Pursuant to Section 14(a)
		    of the Securities Exchange Act of 1934


Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Definitive Proxy Statement

[X]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
	 240.14a-12


	   AETNA LIFE AND CASUALTY COMPANY AND U.S. HEALTHCARE, INC.
	      (Name of Registrant as Specified In Its Charter)


	   AETNA LIFE AND CASUALTY COMPANY AND U.S. HEALTHCARE, INC.
		  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
	 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	 (1)   Title of each class of securities to which transaction applies:

	       Aetna Life and Casualty Company Common Capital Stock without par value

	       U.S. Healthcare, Inc. Common Stock, par value $0.005 per share

	       U.S. Healthcare, Inc. Class B Stock, par value $0.005 per share

	 (2)   Aggregate number of securities to which transaction applies:

	       115,187,158 shares of Aetna Life and Casualty Company Common
	       Capital Stock

	       139,512,162 shares of U.S. Healthcare, Inc. Common Stock

	       14,429,867 shares of U.S. Healthcare, Inc. Class B Stock

	 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

	       $71.3125 per share of Aetna Life and Casualty Company Common
	       Capital Stock

	       $51.9375 per share of U.S. Healthcare, Inc. Common Stock and per share of U.S. Healthcare, Inc. Class B Stock

	 (4)   Proposed maximum aggregate value of transaction:

			      $16,209,648,336(1)

- ------------
     (1) For purposes of calculating the filing fee only. Upon consummation of the Mergers, (i) each outstanding share of Aetna Life and Casualty Company Common Capital Stock without par value will be converted into the right to receive one share of Aetna Inc. Common Stock, par value $0.01 per share, together with one right (a "Parent Right") issued pursuant to a Rights Agreement effective as of the date of the consummation of the Mergers, and (ii) each outstanding share of U.S. Healthcare, Inc. Common Stock, par value $0.005 per share, and U.S. Healthcare, Inc. Class B Stock, par value $0.005 per share, will be converted into the right to receive (a) 0.2246 shares of Aetna Inc. Common Stock, par value $0.01 per share, together with 0.2246 Parent Rights, (b) 0.0749 shares of Aetna Inc. 6.25% Class C Voting Preferred Stock, par value $0.01 per share, and (c) $34.20 in cash. The proposed maximum aggregate value of the transactions described in the preliminary proxy materials is equal to $16,209,648,336 (calculated based on the sum of (i)(a) the number of shares of Aetna Life and Casualty Company Common Capital Stock outstanding as of March 31, 1996 times (b) the average of the high and low reported prices of Aetna Life and Casualty Company Common Capital Stock on April 17, 1996, plus (ii)(a) the number of shares of U.S. Healthcare, Inc. Common Stock plus the number of shares of U.S. Healthcare, Inc. Class B Stock outstanding as of March 31, 1996 times (b) the average of the high and low reported prices of U.S. Healthcare, Inc. Common Stock on April 17, 1996.


[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	 (1)   Amount Previously Paid:

	       $3,241,929.67

	 (2)   Form, Schedule or Registration Statement No.:

	       Schedule 14A

	 (3)   Filing Party:

	       Aetna Life and Casualty Company and U.S. Healthcare, Inc.

	 (4)   Date filed:

	       April 22, 1996





[Aetna
Logo]
				 News Release
							      [U.S. Healthcare
									 Logo]

Media Contact:
Aetna
Joyce Oberdorf
(860) 273-7392

Investors Contact:
Aetna
Amin Khalifa
(860) 273-6184

Media Contact:
U.S. Healthcare
Jill Griffiths
(215) 283-6890

Investors Contact:
U.S. Healthcare
James Dickerson, Jr.
(215) 283-3091



	       AETNA ACQUISITION OF U.S. HEALTHCARE CONNECTICUT
		  SUBSIDIARIES GETS STATE INSURANCE APPROVAL

Hartford, Ct, and Blue Bell, PA., July 3, 1996 -- The Connecticut Department of Insurance today approved the application by Aetna Life and Casualty Company (NYSE:AET) on behalf of Aetna Inc. to acquire control of U.S. Healthcare Inc.'s (NASDAQ: USHC) Connecticut subsidiaries: U.S. Healthcare Insurance Company. Aetna Inc. is the parent company that will own both U.S. Healthcare, Inc. and Aetna Life and Casualty Company following the merger of U.S. Healthcare and Aetna.

Aetna and U.S. Healthcare are holding shareholder meetings to vote on the merger and other related matters on July 18, 1996. The companies continue to expect the transaction to close in the third quarter.